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                                                                      EXHIBIT 23







                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Board of Directors
Peoples Heritage Financial Group, Inc.:


We consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 33- 22205, 33-22206, 33-80310, 333-17467, 333-46367, 333-49999,
333-70095 and 333-72909), on Form S-3 (Nos. 333-34931, 333-64845 and 333-67961)
and on Form S-4 (No. 333-61757) of Peoples Heritage Financial Group, Inc. of our report, dated January 19, 1999, incorporated by reference in the December 31, 1998 Annual Report on Form 10-K of Peoples Heritage Financial Group, Inc.



                                                       /s/ KPMG Peat Marwick LLP

Boston, Massachusetts
March 24, 1999